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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

Lazare Kaplan International Inc.
New York, New York


We hereby consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-40225, No. 333-92077 and No. 333-52303) of
Lazare Kaplan International Inc. of our report dated August 11, 2005, relating to the consolidated financial statements, which appear in the Annual
Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 11, 2005 relating to the financial statement schedule, which appears in this Form 10-K.


BDO Seidman, LLP

New York, NY
August 22, 2005